Exhibit 10.11

QUICKBOOKS TERM LOAN AGREEMENT

Loan Number: 7ae9d13592284fe2a8f8dd6c0043255a

Borrower (Business Name) ConnectM Babione, LLC

Business Address: 2 MOUNT ROYAL AVE, MARLBOROUGH, MA, 017521985

Personal Guarantor Name: Mahesh Choudhury

Loan Amount: $175,000.00

Loan Term: 24 Months

Interest Rate/APR: 17.00%

Recurring Payment Amount: $8,649.92

Payment Frequency: month

Funding Date: estimated to be one to two business days after acceptance of this Agreement.

First Payment Due Date: estimated to be one week or one month after the Funding Date, depending on the frequency of the recurring payment term. See section 5 below for details.

Lender: WebBank

Customer Service: (800) 422-8800

Date: 2025-11-23

THIS AGREEMENT INCLUDES AN ARBITRATION PROVISION WITH A CLASS ACTION WAIVER.

PLEASE READ IT CAREFULLY.

1. INTRODUCTION. This Business Loan Agreement ("Agreement") governs your QuickBooks Term Loan Agreement ("Loan"). Please read it and keep it for your reference. In this Agreement, the words "you," "your" and "Borrower" mean the borrower named above, its successor, and assigns and, includes, as appropriate, the personal guarantor named above. The words "Lender", "we", "us" and "our" mean the Lender named above. The words "Guarantor" and "Personal Guarantor" mean the individual that provides a personal guaranty for this Loan as named above. This Agreement is a legal agreement between you and Lender. By clicking "Accept and submit," or other similarly marked button indicating acceptance, you agree to this Agreement. This Agreement includes an Arbitration and Governing Law provision (see Sections 24 and 32 below). For purposes of this Agreement, your principal business address will be deemed the address shown above.

2. LOAN FOR COMMERCIAL PURPOSES ONLY. This is a commercial loan. Borrower represents, warrants and understands that it may use the proceeds of this Loan for business purposes only, and not for any personal, family or household purpose.

Borrower understands that Borrower's agreement not to use the Loan proceeds for personal, family or household purposes means that certain important duties imposed upon entities making loans for consumer purposes, and certain important rights conferred upon consumers, pursuant to federal or state law will not apply to the Loan or the Agreement. Borrower also understands that Lender will be unable to determine whether the Loan conforms to this section and Lender is relying upon this representation and warranty made by Borrower. Borrower agrees that a breach by Borrower of the provisions of this section will not affect Lender's right to (i) enforce Borrower's promise to pay for all amounts owed under this Agreement, regardless of the purpose for which the Loan is in fact obtained or proceeds used, or (ii) use any remedy legally available to Lender, even if that remedy would not have been available had the Loan been made for consumer purposes.

3. DISBURSEMENT OF LOAN PROCEEDS. Borrower authorizes Lender or its authorized representative to initiate a one-time ACH credit entry to the business bank account identified during the Loan application process or as added or updated by Borrower from time to time ("Bank Account") in the amount of the Loan proceeds. Borrower represents and warrants that the Bank Account is not a consumer bank account and is only used for business purposes. The date of disbursement of the Loan proceeds is the "Funding Date." Borrower also authorizes Lender or its authorized representative to initiate one-time ACH debit entries to the Bank Account to correct any error that may have been made in a credit entry.

4. PROMISE TO PAY. Borrower agrees to pay Lender the Loan Amount shown above plus interest at the rate shown above plus all other amounts that may become due under this Agreement pursuant to the payment schedule below. Borrower agrees to repay Lender in U.S. dollars.

5. PAYMENT SCHEDULE. This Loan has the Loan Term shown above. Payments are due on a recurring basis ("Payment Due Date") as shown by the Recurring Payment Amount and Payment Frequency above beginning on the First Payment Due Date and throughout the Loan Term and any loan term extension. For example, the first payment for a loan with a weekly payment cycle is due one week after the Funding Date; the first payment for a loan with a monthly payment cycle is due on the same day of the month one month after the Funding Date, unless the First Payment Due Date falls on the 31st of the month (or, in the case of January, the 29th, 30th, or 31st), in which case the subsequent Payment Due Dates will fall on the last day of each month. Borrower may prepay this Loan in whole or in part at any time prior to the end of the loan term without penalty. Prepayment will not reduce Borrower's scheduled payment amount but may shorten the term of the loan by reducing the total number of payments that Borrower must make. All amounts due under this Agreement that remain unpaid on the final scheduled Payment Due Date will be due on that date, unless the Lender extends the Loan Term at its sole discretion. In consideration of any loan term extension, Borrower agrees to pay all outstanding amounts in full by the agreed upon due date. Such agreement shall not affect the Lender's rights under the terms of this Agreement

6. INTEREST. Interest will accrue daily on the portion of the Loan Amount that remains outstanding beginning on the Funding Date until the Loan is paid in full. Lender may continue to impose interest at the same rate after maturity of the Loan if any amount remains unpaid. The daily rate of interest will be calculated by dividing the Interest Rate shown above by 365 days.

7. FEES. Not Applicable.

8. APPLICATION OF PAYMENTS. Subject to any restrictions under applicable law, Lender reserves the right to apply payments to Borrower's Loan in any manner Lender chooses in Lender's sole discretion.

9. AUTOMATIC PAYMENT AUTHORIZATION. Borrower authorizes Lender or any servicer to initiate an Automated Clearing House (ACH) debit entry to the Bank Account on each Payment Due Date in the amount of each payment due or shortly thereafter provided, however, that if a Payment Due Date falls on a Saturday, Sunday or holiday, then the debit may be initiated on the next business day. Borrower may also authorize Lender or any servicer to initiate ACH debit entries to the Bank Account on any day initiated by the Borrower. Such debits are for payment amounts specified by the Borrower. Any separate payments that Borrower makes on or before a Payment Due Date will not affect this authorization. Borrower understands that the payment due may vary from time to time but will in no event exceed the total amount owed under this Agreement. If a debit is rejected or dishonored, Borrower agrees that Lender or any servicer may re-initiate the ACH debit entry to the Bank Account up to two (2) more times and at any time after the failed ACH entry occurs including on the same date as the next Payment Due Date, subject to network rules. Lender is not liable for any fees or interest that Borrower may incur if Lender is unable to debit Borrower's scheduled payment under this authorization. Lender also is not responsible for any fees imposed on Borrower by the provider of any Bank Account as the result of any authorized debit or any payments made under this authorization. Borrower agrees to maintain sufficient funds in the Bank Account to meet each scheduled payment and any re- initiated payment. Borrower understands that funds must be available by the end of the business day prior to each Payment Due Date and maintained in Borrower's Bank Account until the debit is processed. Lender may modify or terminate this authorization for any reason by notifying Borrower in writing at Borrower's last known business mail or email address in Lender's records. If this authorization is revoked or terminated, Borrower remains responsible for making all remaining payments required under this Agreement by a method set forth in Section 10. ACH transactions must comply with the provisions of U.S. law. Borrower agrees that ACH entries made pursuant to this Agreement are governed solely by the NACHA Operating Rules and agrees to be bound by the NACHA Operating Rules.

10. ALTERNATIVE PAYMENT METHODS. If Borrower knows that for any reason Lender will be unable to process a payment under the Automatic Payment Authorization or if Borrower elects to use a different payment method other than originally specified, then Borrower must promptly either (i) mail a check to Lender in the amount of the scheduled or missed payment; or (ii) authorize a one-time ACH debit entry to a business bank account used solely for business purposes. Borrower may access its online statements or call (800) 422-8800 for additional information on making payments via alternative payment methods. If Borrower elects to send payment by check, then Borrower agrees to send such payment to P.O Box 842978, Dallas, TX 75284-2978 (for regular mails, or Bank of America Lockbox Services, Infomart, Lockbox 842978, 1950 N. Stemmons Fwy., Suite 5010, Dallas, TX 75207 (for express, overnight or courier delivery). All payments must be made in good funds by check from a commercial account used solely for business purposes at a U.S. financial institution in U.S. dollars. Any payment received after 4:30 PM Pacific Time on a Business Day by the Lender or any servicer will be considered to have been made by the Borrower on the next succeeding Business Day. Borrower understands and agrees that payments made to any other address than as specified by Lender may result in a delay in processing and/or crediting and cause interest to accrue on the Loan.

11. POSTDATED CHECKS, RESTRICTED ENDORSEMENT CHECKS AND OTHER DISPUTED OR QUALIFIED PAYMENTS. Lender can accept late, postdated or partial payments without losing any of Lender's rights under this Agreement. Lender is under no obligation to hold a postdated check and Lender reserves the right to process every item presented as if dated the same date received by Lender or Lender's check processor unless Borrower gives Lender adequate notice and a reasonable opportunity to act on it. Except where such notice and opportunity is given, Borrower may not hold Lender liable for depositing any postdated check. Borrower agrees not to send Lender partial payments marked "paid in full," "without recourse," or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Agreement. All notices and written communications concerning postdated checks, restricted endorsement checks (including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount) or any other disputed, nonconforming or qualified payments, must be mailed or delivered to WebBank c/o QuickBooks Capital, P.O. Box 842978, Dallas, TX 75284-2978, or servicing@intuit.com.

12. ACCESS TO ACCOUNTS. Borrower authorizes the release of information and records to Lender and use by Lender of such information and records for any lawful purpose regarding activity (i) in any Borrower business purpose account associated with a product or service offered by Intuit Inc. or its affiliate, (ii) in any business purpose bank accounts maintained by the Borrower and (iii) in any other business purpose account that Lender deems necessary and appropriate to monitor Borrower's activities. Borrower agrees to provide or authorize sufficient access to view the activity in these accounts at any and all times while this Agreement is in effect. Borrower agrees to notify Lender promptly if Borrower changes any information necessary to identify or access such accounts. Borrower will notify Lender promptly, per Notice requirements in section 29, if Borrower opens a new bank account or Borrower closes an existing bank account.

13. BORROWER'S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that: (i) Borrower will comply with all laws, statutes, regulations and ordinances pertaining to the conduct of Borrower's business; (ii) Borrower's principal executive office and the office where Borrower keeps its records concerning its accounts, contract rights and other property is at the address shown above; (iii) Borrower is duly organized, licensed, validly existing and in good standing under the laws of its state of formation and will hereafter remain in good standing in that state, and is duly qualified, licensed and in good standing in every other state in which it is doing business, and will hereafter remain duly qualified, licensed and in good standing in every other state in which it is doing business, and will hereafter remain duly qualified, licensed and in good standing in every other state in which the failure to qualify or become licensed could have a material adverse effect on the financial condition, business or operations of Borrower; (iv) the exact legal name of the Borrower is set forth above; (v) the execution, delivery and performance of this Agreement, and any other document executed in connection herewith, are within Borrower's powers, have been duly authorized, are not in contravention of law or the terms of Borrower's charter, by-laws or other organization papers, or of any indenture, agreement or undertaking to which Borrower is a party; (vi) all organization papers and all amendments thereto of Borrower have been duly filed and are in proper order and any capital stock issued by Borrower and outstanding was and is properly issued and all books and records (including QuickBooks records) of Borrower are accurate and up to date and will be so maintained; (vii) Borrower (a) is subject to no charter, corporate or other legal restriction, or any judgment, award, decree, order, governmental rule or regulation or contractual restriction that could have a material adverse effect on its financial condition, business or prospects, and (b) is in compliance with its organization documents and by-laws, all contractual requirements by which it may be bound; (viii) there is no action, suit, proceeding or investigation pending or, to Borrower's knowledge, threatened against or affecting it or any of its assets before or by any court or other governmental authority which, if determined adversely to it, would have a material adverse effect on its financial condition, business or prospects; (ix) Borrower has no present intention to close or cease operating its business, in whole or in part, temporarily or permanently; and (x) all information provided by or on behalf of Borrower in connection with this Agreement or during the term of this Agreement is and will be true, accurate and complete in all respects.

14. CHANGE IN LEGAL STATUS. Borrower represents and agrees that Borrower will not (i) change its name, its ownership, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, or (ii) change its type of organization, jurisdiction of organization or other legal structure. If Borrower does not have an organizational identification number and later obtains one, Borrower will promptly notify Lender, per notice requirements in section 29, of such organizational identification number.

15. INTEREST AND FEE REFUNDS. If this Loan is subject to a law that sets maximum charges, and that law is finally interpreted so that the interest or other fees collected or to be collected in connection with this Agreement exceed the permitted limits, then (i) any such charge will be reduced by the amount necessary to reduce the charge to the permitted limit and (ii) any sums already collected from Borrower that exceed the permitted limits will be refunded or credited to Borrower.

16. ONLINE STATEMENTS. Borrower may be able to sign in with a valid username and password at a website provided by Lender or its servicer, if and when it is available. Borrower may be able to obtain information about the Borrower's Loan, such as the outstanding balance, by accessing Borrower's online statement via such website or by calling (800) 422-8800.

17. FURTHER INQUIRIES AND REPORTING. Borrower and Guarantor each authorize Lender and any servicer to obtain business and personal credit reports on Borrower and Guarantor, respectively, at the time of loan application and while any resulting loan is outstanding for any lawful purpose, including, but not limited to, any update, renewal or extension of credit. Upon Borrower's or any Guarantor's request, Lender will advise Borrower or Guarantor if Lender obtained a credit report and Lender will give Borrower or Guarantor the credit bureau's name and address. Lender may report Lender's credit experiences with Borrower to third parties as permitted by law. Lender may also report information about this Loan to credit bureaus. Late payments, missed payments, or other defaults on this Loan may be reflected in information reported to credit bureaus. Borrower may contact the Lender at (800) 422-8800 with any dispute about the accuracy of information Lender plans to, or has, reported to credit bureaus. Borrower is hereby notified that a negative credit report reflecting on Borrower's business credit record may be submitted to a credit reporting agency if Borrower or Guarantor fails to fulfill the terms of this Agreement.

Borrower and Guarantor each agree to provide Lender with such information about the financial condition and operations of Borrower or Guarantor, as Lender may, from time to time, reasonably require. Borrower agrees to provide any required authorization for the Lender to obtain the Borrower's financial information including, but not limited to, tax information, and any information concerning the Borrower's business as the Lender may request. Borrower authorizes Lender to act as Borrower's agent for purposes of accessing and retrieving transaction history information regarding Borrower from Borrower's designated merchant processor(s) if any. Borrower also agrees that Lender may release information to comply with governmental reporting or legal process that Lender believes may be required, whether or not such is in fact required, or when necessary or helpful in completing a transaction, or when investigating a loss or potential loss. Where required by Lender during the loan application process and in servicing the loan, Borrower agrees that Lender, its affiliates or agents may share (i) business information, such as the business's federal tax ID, SIC or NAICS Code and telephone number (ii) loan account information, such as the number of guarantors, account number, account type and collateral type (if any) and (iii) other information with third parties, such as Experian, periodically in connection with the Loan. Lender relies on information from third parties, such as Experian and its clients, in providing the loans. Third parties' clients may use the shared information for any legal purpose in accordance with applicable laws and regulations. Borrower further agrees that Lender, its affiliates or agents are not responsible for the use by third parties or their clients of any such shared information. Without limiting the foregoing, you authorize us to share information about you and information related to your participation in the program as permitted by law.

18. DEFAULT. To the greatest extent not prohibited by applicable law, Borrower will be in default under this Agreement if any of the following happens (herein, each an "Event of Default"): (i) Borrower fails to make any payment under this Agreement or any other agreement with Lender or any affiliate of Lender when due; (ii) Borrower fails to comply with or to perform any term, obligation, covenant or condition under this Agreement; (iii) Borrower is in default under any loan or any other agreement, in favor of any other party to whom Borrower owes a debt; (iv) Borrower changes, without providing Lender with written notice, (a) its name, its ownership, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, or (b) its type of organization, jurisdiction of organization, or other legal structure; (v) Borrower liquidates or dissolves, or enters into any consolidation merger, partnership, joint venture or other combination without our prior written consent; (vi) Borrower sells any assets except in the ordinary course of Borrower's business as now conducted, or sells, leases, assigns, or transfers any substantial part of Borrower's business or fixed assets or any property or other assets necessary for the continuance of Borrower's business as now conducted, including, without limitation, the selling of any property or other assets accompanied by the leasing back of the same; (vii) any guaranty of performance given to Lender ceases to be in full force and effect or is declared to be null and void; or the validity or enforceability thereof is contested in a judicial proceeding; or the Guarantor denies that the Guarantor has any further liability under such guaranty; or Guarantor defaults in any provision of any guaranty, or any financial information provided by Guarantor is false or misleading; (viii) if Borrower is a sole proprietorship, the personal guarantor shown above dies; if Borrower is a trust, a trustor dies; if Borrower is a partnership, any general or managing partner dies; if Borrower is a corporation, any principal officer or 10% or greater shareholder dies; if Borrower is a limited liability company, any managing member dies; if Borrower is any other form of business entity, any person(s) directly or indirectly controlling ten percent (10%) or more of the ownership interests of such entity dies; (ix) Borrower files a petition in bankruptcy under the United States Bankruptcy Code, be adjudicated as bankrupt or insolvent under any federal or state law, or makes an assignment for the benefit of creditors; (x) any representation or statement made by Borrower or on the Borrower's behalf is false or misleading either now or at the time made; or (xi) any of the events described in this default section occurs with respect to the Guarantor.

19. NOTICE OF BORROWER'S DEFAULT. Borrower agrees to furnish to Lender, immediately upon becoming aware of the existence of any condition or event which with the lapse of time or failure to give notice would constitute an Event of Default under this Agreement, written notice specifying the nature and period of the existence of such condition or event and any action which Borrower is taking or proposes to take with respect thereto. Such notice shall comply with the requirements of section 29 below.

20. RIGHTS AND REMEDIES UPON DEFAULT. If an Event of Default occurs, at any time thereafter, Lender may demand the immediate payment of all amounts owed under this Agreement without notice (including notice of nonpayment, notice of intention to accelerate, notice of acceleration, presentment, protest, notice of dishonor and notice of protest) unless required under applicable law and may immediately initiate an ACH debit entry to Borrower's Bank Account in accordance with Section 9 for amounts owed under this Agreement.

21. ATTORNEYS' FEES AND COLLECTION COSTS. To the greatest extent not prohibited by applicable law, Borrower waives all notices and demands and will pay to Lender all expenses, including, but not limited to, collection costs, court costs, attorneys' fees and expenses, and all other expenses of like nature, which may be expended by Lender to obtain or enforce payment under this Agreement as against Borrower or any Guarantor or other surety of Borrower or in the prosecution or defense of any action or concerning any matter arising out of or related to Borrower's Loan or this Agreement.

22. INDEMNIFICATION. Except for Lender's gross negligence or willful misconduct, Borrower and Guarantor will indemnify and hold Lender, its officers, directors, employees, managers, members, agents, and affiliates (Lender Indemnified Parties) harmless from all loss, costs, damage, liability or expenses (including, without limitation, court costs and reasonable attorneys' fees) that the Lender Indemnified Parties may sustain or incur in any action or proceeding concerning any matter arising out of or related to this Agreement and/or any other documents now or hereafter executed in connection with this Agreement. This indemnity will survive the repayment of the Loan and the termination of this Agreement.

23. LIMITATION OF LIABILITY. Except as expressly prohibited by applicable law, Lender will not be liable to you for any indirect, special, incidental, consequential, punitive, or exemplary damages of any kind (including, without limitation, lost revenues, loss of profits, loss of data, or loss of business), whether arising out of breach of contract, tort (including negligence) or otherwise, arising from this Agreement or relating to the obligations hereunder, even if advised of such potential damages.

24. DISPUTES. Most disagreements can be resolved informally and efficiently by contacting our customer support team. If you are a U.S. customer:

a. Dispute Resolution Agreement. BORROWER AND LENDER AGREE THAT, EXCEPT AS PROVIDED BELOW, ANY DISPUTE, CLAIM, OR CONTROVERSY ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR LENDER AND BORROWER'S DIRECT OR INDIRECT DEALINGS WITH ONE ANOTHER (A CLAIM) WILL BE DETERMINED BY BINDING ARBITRATION OR SMALL CLAIMS COURT, INSTEAD OF IN COURTS OF GENERAL JURISDICTION. The parties agree that this arbitration provision extends to any other parties involved in any Claims, including but not limited to the Guarantor and the parties' respective employees, affiliated companies, and vendors.

b. Small Claims Court. Either Borrower or Lender can seek to have a Claim resolved in small claims court if all the requirements of the small claims court are satisfied. Either Borrower or Lender may seek to have a Claim resolved in small claims court in Borrower's county of address or the small claims court in closest proximity to Borrower's principal place of business.

c. Arbitration. Arbitration is more informal than a lawsuit in court. Arbitration uses a neutral arbitrator instead of a judge or jury, may allow for more limited discovery than in court, and is subject to very limited review by courts. Arbitrators can award the same damages and relief that a court can award. Borrower and Lender agree that the U.S. Federal Arbitration Act governs the interpretation and enforcement of this arbitration provision, and that Borrower and Lender are each waiving the right to a trial by jury or to participate in a class action. This arbitration provision shall survive the termination of this Agreement, Borrower's fulfillment or default of its obligations under this Agreement, and/or Borrower's or Lender's bankruptcy or insolvency (to the extent permitted by applicable law).

d. Notice of Claim. If Borrower or Lender elects to seek arbitration or resolution in small claims court, the party seeking arbitration or small claims court must first send to the other party a written notice of that party's Claim (Notice of Claim). A Notice of Claim to Lender should be sent to Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808. The Notice of Claim should include both the mailing address and email address Borrower would like Lender to use to contact Borrower. If Lender elects to seek arbitration, it will send, by certified mail, a written Notice of Claim to Borrower's address on file. A Notice of Claim, whether sent by Borrower or Lender, must (i) describe the nature and basis of the claim or dispute; and (ii) set forth the specific amount and/or nature of damages or other relief sought.

e. Informal Resolution. Borrower and Lender agree that good-faith informal efforts to resolve disputes often can result in a prompt, low-cost, and mutually beneficial outcome. Borrower and Lender therefore agree that, after a Notice of Claim is sent but before either Borrower or Lender commences arbitration or files a Claim in small claims court against the other, Borrower and Lender will personally meet, via telephone or videoconference, in a good-faith effort to confer with each other and try to resolve informally any Claim covered by this Agreement. If Borrower is represented by counsel, Borrower counsel may participate in the conference as well, but Borrower agrees to fully participate in the conference. Likewise, if Lender is represented by counsel, its counsel may participate in the conference as well, but Lender agrees to have a non-lawyer company representative fully participate in the conference. The statute of limitations and any filing fee deadlines shall be tolled while the parties engage in the informal dispute resolution process required by this paragraph.

f. Commencing Arbitration or Small Claims Proceedings. If Borrower and Lender do not reach an agreement to resolve the Claim within sixty (60) days after the Notice of Claim is received, Borrower or Lender may commence an arbitration proceeding by filing a Demand for Arbitration or, alternatively, by filing a Claim in small claims court. Borrower and Lender agree that they may not commence any arbitration or file a Claim in small claims court unless Borrower and Lender are unable to resolve the claim within sixty (60) days after receipt of a completed Notice of Claim and the party seeking arbitration or small claims court has made a good faith effort to resolve the Claim directly with the other party during that time. If a Claim qualifies for small claims court, but a party commences an arbitration proceeding, Borrower and Lender agree that either party may elect instead to have the Claim resolved in small claims court, and upon written notice of a party's election, the American Arbitration Association (AAA) will administratively close the arbitration proceeding. Any dispute about whether a Claim qualifies for small claims court shall be resolved by that court, not by an arbitrator. In the event of any such dispute, the arbitration proceeding shall remain closed unless and until a decision by the small claims court that the Claim should proceed in arbitration. You may download or copy a form of notice and a form to initiate arbitration at www.adr.org or by calling 1-800-778-7879. The arbitration will be conducted by the AAA before a single AAA arbitrator under the AAA's rules, which are available at www.adr.org or by calling 1-800-778-7879, except as modified by this Agreement. Unless Borrower and Lender agree otherwise, any arbitration hearings will take place in the federal judicial district of either your residence or of the mailing address the Business provided in its Notice of Claim.

g. Arbitration Proceedings: Arbitrators. The arbitrator will be either (1) a retired judge or (2) an attorney specifically licensed to practice law in the state of Utah or the state of the Business address and will be selected by the parties from the AAAs National Roster of arbitrators. The arbitrator will be selected using the following procedure: (i) the AAA will send the parties a list of five candidates meeting this criteria; (ii) if the parties cannot agree on an arbitrator from the list, each party shall return its list to the AAA within 10 days, striking up to two candidates, and ranking the remaining candidates in order of preference; (iii) the AAA shall appoint as arbitrator the candidate with the highest aggregate ranking; and (iv) if for any reason the appointment cannot be made according to this procedure, the AAA may exercise its discretion in appointing the arbitrator. The arbitrator is bound by this Agreement. Except as otherwise provided in Section 24(j) below, all issues are for the arbitrator to decide, including issues relating to the scope and enforceability of this arbitration provision.

h. Arbitration Proceedings; Administrative Conference. The parties agree that an administrative conference with the AAA shall be conducted in each arbitration proceeding, and Borrower and a non-lawyer representative of Lender shall appear at the administrative conference via telephone. If Borrower or Lender fails to appear at the administrative conference, regardless of whether its counsel attends, the AAA will enter an order for the party that did not appear to show cause why AAA should not administratively close the arbitration proceeding without prejudice or enter a default award as appropriate.

i. Arbitration Proceedings: Decisions The arbitrator shall issue a reasoned written decision sufficient to explain the essential findings and conclusions on which the award is based. The award shall be binding only among the parties and shall have no preclusive effect in any other arbitration or other proceeding involving a different party. Lender will not seek to recover its attorneys fees and costs in arbitration from Borrower unless the arbitrator finds that either the substance of Borrower's claim or the relief sought in Borrower's Demand for Arbitration was frivolous or was brought for an improper purpose (as measured by the standards set forth in Federal Rule of Civil Procedure 11(b)). Judgment on any award may be entered in any court having jurisdiction. This agreement to arbitrate shall not preclude any party to the arbitration from at any time seeking injunctions or other forms of equitable relief in aid of arbitration from a court of appropriate jurisdiction including whether a Demand for Arbitration is filed in violation of this Agreement.

j. Injunctive and Declaratory Relief. Except as provided in Section 24(b) above, the arbitrator shall determine all issues of liability on the merits of any Claim asserted by Borrower or Lender and may award declaratory or injunctive relief only in favor of the individual party seeking relief and only to the extent necessary to provide relief warranted by that party's individual claim. To the extent that Borrower or Lender prevails on a Claim and seeks public injunctive relief (that is, injunctive relief that has the primary purpose and effect of prohibiting unlawful acts that threaten future injury to the public), the entitlement to and extent of such relief must be litigated in a civil court of competent jurisdiction and not in arbitration. The parties agree that litigation and any issues of public injunctive relief shall be stayed pending the outcome of the merits of any individual claims in arbitration. Before a court of competent jurisdiction issues any public injunctive relief, it shall review the factual findings of the arbitration award on which any injunction would issue with no deference to the arbitrator.

k. Arbitration Fees and Costs. Payment of all filing, administration and arbitrator fees will be governed by the AAA Rules. Borrower is required to pay AAA's initial filing fee, but Lender will reimburse Borrower for this filing fee at the conclusion of the arbitration to the extent it exceeds the fee for filing a complaint in a federal or state court in the Business county of address. If the arbitrator finds that either the substance of Borrower's Claim or the relief sought in Borrower's Demand for Arbitration was frivolous or was brought for an improper purpose (as measured by the standards set forth in Federal Rule of Civil Procedure 11(b)), then the payment of all fees will be governed by the AAA Rules and Lender will not reimburse your initial filing fee. The parties agree that the AAA has discretion to modify the amount or timing of any administrative or arbitration fees due under the AAA Rules where it deems appropriate, provided that such modification does not increase the AAA fees to Borrower or Lender, and Borrower and Lender waive any objection to such fee modification.

l. Class Action Waiver. BORROWER AND LENDER AGREE THAT EACH MAY BRING CLAIMS AGAINST THE OTHER ONLY IN BORROWER OR LENDER'S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. Further, if a party has elected arbitration, unless both Borrower and Lender agree otherwise, the arbitrator may not consolidate any other person's Claims with the claimant's Claims and may not otherwise preside over any form of a representative or class proceeding. If Borrower or Lender believes that any Claim filed in arbitration or in court is inconsistent with the limitations in this Section 24(l), then such party may seek an order from a court determining whether the Claim is within the scope of the Class Action Waiver. If this Class Action Waiver is found to be unenforceable, then the entirety of this Section 24 (Disputes) shall be null and void. Even if all parties have opted to litigate a Claim in court, Borrower or Lender may elect arbitration with respect to any Claim made by a new party or any new Claims later asserted in that lawsuit.

m. Right to Opt Out: BORROWER HAS THE RIGHT TO REJECT THIS ARBITRATION AGREEMENT, BUT MUST EXERCISE THIS RIGHT PROMPTLY. If Borrower does not wish to be bound by this agreement to arbitrate, Borrower must notify Lender in writing within sixty (60) days after the date Borrower signs this Agreement. Borrower must send its opt-out request by sending a written request to: WebBank c/o QuickBooks Capital, P.O. Box 842978, Dallas, TX 75284-2978, or servicing@intuit.com. The request must include Borrower's full name, individual contact person, address, account number, and the statement, "I reject the arbitration provision contained in my QuickBooks Term Loan Agreement". If Borrower exercises the right to reject arbitration, the other terms of this Agreement shall remain in full force and effect as if Borrower had not rejected arbitration.

25. NO WAIVER BY LENDER. No delay on the part of Lender to exercise, and no delay in exercising, any right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of any other right. The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity.

26. ASSIGNMENT/ SERVICE PROVIDERS. This Agreement will bind and inure to the benefit of the respective successors and assigns of each party; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment is absolutely void. No consent to an assignment by Lender will release Borrower from its obligations under this Agreement. Subject to any applicable requirements of law, Lender may assign this Agreement and its rights and duties hereunder and no prior notice to, consent or approval by, Borrower is required in connection with any such assignment, including any sale or transfer of Loans or interests therein. In connection with any assignment, Lender may disclose all documents and information that Lender now or hereafter may have relating to Borrower or Borrower's business. To the extent that Lender assigns its rights and obligations hereunder to another party, Lender thereafter is released from such assigned obligations to Borrower. Lender reserves the right to use any third party to provide services to Borrower under this Agreement, including the right to enforce its rights hereunder, without notice to or consent from the Borrower.

27. SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby to the greatest extent consistent with the stated intent of the parties.

28. TERMINATION. Lender shall have the right to terminate this Agreement in its sole discretion, and at any time, effective immediately upon providing notice to Borrower. If Lender exercises its right to terminate the Agreement, Borrower shall remain liable for all amounts owed under the Agreement, including without limitation any QuickBooks Term Loan that is then outstanding.

29. NOTICES. Except as otherwise provided in this Agreement, any notice provided under this Agreement must be in writing but may be provided electronically. Notices will be deemed given when properly addressed and deposited in the U.S. mail, postage prepaid, First Class mail, delivered in person, or sent by registered mail, by certified mail, by nationally recognized overnight courier, or by electronic mail. Notice to Borrower or any Guarantor will be sent to the last known physical address or electronic mail address in Lender's records for Borrower or any Guarantor. Notice to the Borrower or any Guarantor will be deemed notice to all. Notice to Lender may be sent to: WebBank c/o QuickBooks Capital, P.O. Box 842978, Dallas, TX 75284-2978, or servicing@intuit.com

30. CHANGE IN CONTACT INFORMATION. Borrower or any Guarantor agrees to notify Lender immediately if the following information changes: name, postal or electronic mail address or other contact information.

31. ERRORS. Borrower will notify the Lender immediately if there are any errors in the information regarding Borrower's account or information that Borrower provides to Lender.

32. GOVERNING LAW. Except for the Arbitration Agreement in Section 24 which is governed by the FAA, this Agreement is governed by and will be construed in accordance with, applicable federal law and (to the extent state law applies) the laws of the state of Utah without regard to its conflict of laws provisions.

33. ELECTRONIC DISCLOSURES. Borrower and Guarantor each agree to receive this Agreement, and any disclosure, notice and communication and subsequent disclosures, notices and communications (collectively, "Disclosures") that are required by law to be provided in writing at any email address provided to us. Lender will also provide electronic copies of Disclosures online. Borrower and Guarantor acknowledge that Borrower and such Guarantor are able to print or otherwise retain electronic disclosures. Borrower and Guarantor each agree to provide Lender with the Borrower's and such Guarantor's current e-mail address for notices. If the e-mail address changes, Borrower and Guarantor must send Lender notice of the new address by writing to Lender at least three (3) days before the effective date of the change to WebBank c/o QuickBooks Capital, P.O. Box 842978, Dallas, TX 75284- 2978, or by calling (800) 422-8800.

34. ELECTRONIC COMMUNICATIONS. Borrower and any Guarantor agree that Lender and any servicer may contact Borrower or any Guarantor as provided in this paragraph. Lender and any servicer may contact Borrower and any Guarantor for any lawful reason, including for the collection of amounts owed to Lender. No such contact will be deemed unsolicited. Borrower and any Guarantor specifically agree that Lender or any servicer may (i) contact Borrower or such Guarantor at any address (including email) or telephone number (including wireless cellular telephone, ported landline or VoIP telephone number) as may be provided to Lender from time to time or that Lender is able to determine belongs to Borrower or such Guarantor; (ii) use any means of communication, including, but not limited to, postal mail, electronic mail, telephone or other technology, to reach Borrower or such Guarantor; (iii) use automatic dialing and announcing devices which may play recorded messages; and (iv) send text messages to the Borrower's or Guarantor's telephone. Borrower and Guarantor may incur charges from the company that provides telecommunications, wireless and/or internet services. Borrower and Guarantor each agree that Lender has no liability for such charges. Borrower or Guarantor may withdraw this express consent at any time by contacting Lender at WebBank c/o QuickBooks Capital, P.O. Box 842978, Dallas, TX 75284-2978, or by calling (800) 422-8800, and telling Lender or any servicer specifically what address or telephone number not to use.

35. MONITORING AND RECORDING. In order to ensure quality service, Lender or any servicer may monitor and/or record telephone calls involving the Borrower or any Guarantor. Borrower or any Guarantor acknowledges that Lender and any servicer may do so and agrees in advance to any such monitoring or recording of telephone calls.

36. ENTIRE AGREEMENT. Any application or information that Borrower submitted to Lender in connection with the Loan, and any other documents required by Lender now or in the future in connection with this Agreement, including any attached or referenced exhibits or schedules, are hereby incorporated into and made a part of this Agreement. This Agreement contains the entire agreement and understanding among the parties and supersedes all prior agreements and understandings, whether oral or in writing, relating to the subject matter hereof unless otherwise specifically reaffirmed or restated herein.

37. MODIFICATIONS; AMENDMENTS; CONSTRUCTION. No modification, amendment or waiver of any provision of this Agreement will be effective unless the same is in writing and signed by the parties affected. The headings of the sections and subsections herein are inserted for convenience only and under no circumstances will they affect in any way the meaning or interpretation of this Agreement.

38. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

39. CERTIFICATION AND SIGNATURES. Borrower certifies that Borrower has received a copy of this Agreement and that Borrower has read, understood and agreed to be bound by its terms. Borrower will provide a copy of this Agreement to each Guarantor, if any. The person signing this Agreement certifies that s/he is signing on behalf of the Borrower and that such signer is authorized to execute this Agreement on behalf of Borrower. Borrower intends to authenticate this writing, agrees to all its terms, and electronically signs this Agreement with the same force and effect as a manual signature. The electronic record of the Borrower's electronic signature, if any, is hereby made a part of this Agreement.

40. PERSONAL GUARANTY. Each Guarantor jointly and severally (if more than one), absolutely and unconditionally guarantees the prompt payment to Lender, including its successors and assignees, of any and all amounts owed by the Borrower pursuant to the Agreement. Each Guarantor further agrees to repay the amount owed under this Agreement on demand, without requiring Lender first to enforce payment against Borrower and that separate action may be brought against each Guarantor without proceeding against the Borrower. Each Guarantor is jointly and severally liable with the Borrower for the payments due under this Agreement. This is a guarantee of payment and not of collection. This is an absolute, unconditional, primary, and continuing obligation (irrespective of (a) any lack of validity, regularity, or enforceability of this Agreement, (b) any circumstances that might constitute a legal or equitable discharge of the Guarantor, and (c) any other circumstances which might otherwise constitute a defense available to, or a discharge of the Borrower until full payment of the guaranteed obligations is made. This guaranty will remain in full force and effect until the first to occur of the following: (i) all amounts owed under this Agreement are paid in full and Lender has terminated this Personal Guaranty, or (ii) 30 days after the date on which written notice of revocation is actually received and accepted by Lender. No revocation will affect the then existing liabilities of the revoking Guarantor under this Personal Guaranty. Lender may report information about this Loan and the Guarantor to credit bureaus. Late payments, missed payments, or other defaults on this Loan may be reflected in the Guarantor's personal credit report. Guarantors may contact Lender's service provider at (800) 422 -8800 with any dispute about the accuracy of information Lender plans to, or has, reported to credit bureaus. Guarantor is hereby notified that a negative credit report reflecting on Guarantor's personal credit record may be submitted to a credit reporting agency if Guarantor fails to fulfill the terms of this Agreement. The Guarantor has the power and authority and the legal right to execute, deliver and perform this Personal Guaranty and has taken all necessary action to authorize the execution, delivery and performance of this Personal Guaranty; (b) Guarantor has reviewed and approved the Agreement; (c) Guarantor has carefully read this Personal Guaranty and has, or has had a reasonable opportunity to, consulted with its attorney; and (d) Guarantor understands the contents of this Personal Guaranty and signs this Personal Guaranty as its free act and deed. Each Guarantor waives all notices to which the Guarantor might otherwise be entitled by law, and also waives all defenses, legal or equitable, otherwise available to the Guarantor. The Guarantor authorizes the Lender (whether or not after termination of this Personal Guaranty), without notice or demand (except as shall be required by applicable statute which cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the guaranteed obligations or any part thereof, including increase or decrease of the rate of interest thereon; (b) exercise or refrain from exercising any rights against the Borrower or others or otherwise refrain from acting; and (c) consent to or waive any breach of, or any act, omission or default under, the Agreement. If the Borrower avoids any payments due under the Agreement as a result of insolvency or dissolution, the Guarantor's obligations shall continue as if the payment had not been avoided and Lender shall be entitled to recover the amount from such Guarantor. This Personal Guaranty will be construed in accordance with the laws of Utah and will inure to the benefit of Lender, its successors and assigns. To the greatest extent not prohibited by applicable law, the Guarantor waives its right to a trial by jury of any claim or cause of action based upon, arising out of or related to this Personal Guaranty and the Agreement, in any legal action or proceeding. Any such claim or cause of action will be tried by a court sitting without a jury. Guarantor intends to authenticate this writing, agrees to all its terms and electronically signs this Agreement and Personal Guaranty with the same force and effect as a manual signature. The Guarantor agrees to be bound by the terms of this Agreement. Guarantor agrees to indemnify Lender against all loss occasioned by, or arising from, any legal limitation, disability or lack of capacity or authority of, or affecting, the Borrower or any person acting or purporting to act on behalf of the Borrower, regarding these guaranty obligations. The electronic record of the Guarantor's electronic signature, if any, is hereby made a part of this Agreement. BORROWER'S SIGNATURE: By clicking "Accept and submit" or other similarly marked button on the Term Loan website indicating acceptance of and agreement to the loan documents, Borrower agrees to be bound by the terms of this Agreement.

Application complete date: 2025-11-23 16:23:09 PST

Electronic signature executed: 2025-11-23 16:36:54 PST

Offer accepted: 2025-11-23 16:36:54 PST